Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On April 1, 2022, (the "Acquisition Date"), The Aaron's Company, Inc. ("Aaron's", "The Aaron's Company" or "the Company"), through its wholly owned subsidiary, Aaron’s Retail Solutions, LLC, a Georgia limited liability company, completed the previously announced acquisition (the “Acquisition”) of all of the issued and outstanding shares of capital stock of Interbond Corporation of America, a Florida corporation doing business as BrandsMart U.S.A. ("BrandsMart"). Founded in 1977, BrandsMart is one of the leading appliance and consumer electronics retailers in the southeast United States and one of the largest appliance retailers in the country with ten stores in Florida and Georgia and a growing e-commerce presence on brandsmartusa.com.
To finance the Acquisition, on April 1, 2022 the Company entered into a new unsecured credit facility (the "Credit Facility"), which provided for a $175.0 million term loan (the "Term Loan") and a $375.0 million revolving credit facility (the "Revolving Facility"). The Credit Facility replaced the previous $250.0 million unsecured credit facility dated as of November 9, 2020 (as amended, the "Previous Credit Facility"). The replacement of the Previous Credit Facility with the Credit Facility is referred to within as the "Financing Transactions".
The following unaudited pro forma condensed combined financial information, (the "Pro Forma Financial Information") has been prepared in accordance with Article 11 of Regulation S-X ("Article 11").
The unaudited pro forma condensed combined balance sheet combines the historical audited consolidated balance sheet of The Aaron's Company, Inc. as of December 31, 2021 and the historical unaudited consolidated balance sheet of BrandsMart as of December 25, 2021, giving effect to the Acquisition and the related Financing Transactions as if they were completed on December 31, 2021.
The unaudited pro forma condensed combined statement of earnings combines the historical audited consolidated statement of earnings of The Aaron's Company, Inc. for the year ended December 31, 2021 and the historical unaudited consolidated statement of income of BrandsMart for the twelve-month period ended December 25, 2021, derived as described in Note 1 to the accompanying notes to the unaudited pro forma condensed combined financial statements, giving effect to the Acquisition and the Financing Transactions as if they were completed on January 1, 2021.
The Pro Forma Financial Information has been prepared for informational purposes only and is subject to the assumptions and uncertainties set forth in the notes to the Pro Forma Financial Information. The Pro Forma Financial Information does not reflect the costs of any integration activities or benefits that may result from future costs savings due to revenue synergies, procurement savings or operational efficiencies expected to result from the acquisition. The Pro Forma Financial Information has been derived from and should be read in conjunction with the following:
a.audited consolidated financial statements and related notes of The Aaron's Company, Inc., as filed with its Annual Report on Form 10-K for the year ended December 31, 2021 ("2021 Annual Report") and incorporated by reference herein;
b.audited financial statements and related notes of BrandsMart U.S.A for the fiscal years ended September 25, 2021 and September 26, 2020, as filed herewith on this Form 8-K/A; and
c.unaudited financial statements and related notes of BrandsMart U.S.A. for the 13-week period ended December 25, 2021 and December 26, 2020, as filed herewith on this Form 8-K/A.
The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the Acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

THE AARON’S COMPANY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Historical
(In Thousands)	Aaron's as of December 31, 2021	BrandsMart as of December 25, 2021 (Reclassified - See Note 2)	Transaction Accounting Adjustments - Acquisition	Note	Transaction Accounting Adjustments - Financing	Note	Pro Forma Combined as of December 31, 2021
ASSETS:
Cash and Cash Equivalents	$22,832	$121,945	$(365,699)	5(a)	$278,928	5(b)	$58,006
Accounts Receivable, Net	29,443	17,847	—		—		47,290
Lease Merchandise, Net	772,154	—	—		—		772,154
Merchandise Inventories, Net	—	102,705	13,720	5(c)	—		116,425
Property, Plant and Equipment, Net	230,895	93,719	(71,613)	5(d)	—		253,001
Operating Lease Right-of-Use Assets	278,125	—	132,746	5(e)	—		410,871
Goodwill	13,134	—	64,910	5(f)	—		78,044
Other Intangibles, Net	5,095	—	116,050	5(g)	—		121,145
Income Tax Receivable	3,587	—	—		—		3,587
Prepaid Expenses and Other Assets	86,000	27,824	(22,673)	5(h)	1,802	5(i)	92,953
Total Assets	$1,441,265	$364,040	$(132,559)		$280,730		$1,953,476

LIABILITIES & EQUITY:
Accounts Payable and Accrued Expenses	$244,670	$49,425	$4,926	5(j)	$(14)	5(k)	$299,007
Deferred Income Taxes Payable	92,306	—	—		—		92,306
Customer Deposits and Advance Payments	66,289	27,894	(508)	5(l)	—		93,675
Operating Lease Liabilities	309,834	—	139,110	5(e)	—		448,944
Debt	10,000	46,440	(26,836)	5(m)	280,826	5(n)	310,430
Total Liabilities	$723,099	$123,759	$116,692		$280,812		$1,244,362

SHAREHOLDERS' EQUITY:
Common Stock	17,779	10	(10)	5(o)	—		17,779
Additional Paid-in Capital	724,384	10,837	(10,837)	5(o)	—		724,384
Retained Earnings	98,546	229,434	(238,404)	5(p)	(82)	5(q)	89,494
Accumulated Other Comprehensive Loss	(739)	—	—		—		(739)
	839,970	240,281	(249,251)		(82)		830,918
Less: Treasury Shares at Cost	(121,804)	—	—		—		(121,804)
Total Shareholders' Equity	718,166	240,281	(249,251)		(82)		709,114
Total Liabilities & Shareholders' Equity	$1,441,265	$364,040	$(132,559)		$280,730		$1,953,476

THE AARON’S COMPANY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

	Historical
(In Thousands, Except Per Share Data)	Aaron's - Year Ended December 31, 2021 (Reclassified - See Note 2)	BrandsMart Twelve Months Ended December 25, 2021 (Reclassified - See Note 2)	Transaction Accounting Adjustments - Acquisition	Note		Transaction Accounting Adjustments - Financing	Note	Pro Forma Combined - Year Ended December 31, 2021
REVENUES:
Lease Revenues and Fees	$1,633,489	$—	$—			$—		$1,633,489
Retail Sales	57,568	756,433	—			—		814,001
Non-Retail Sales	128,299	—	—			—		128,299
Franchise Royalties and Other Revenues	26,148	1,936	(1,936)	6(a)		—		26,148
	1,845,504	758,369	(1,936)			—		2,601,937
COSTS OF REVENUES:
Depreciation of Lease Merchandise and Other Lease Revenue Costs	531,859	—	—			—		531,859
Retail Cost of Sales	38,033	559,877	13,720	6(b)		—		611,630
Non-Retail Cost of Sales	116,123	—	—			—		116,123
	686,015	559,877	13,720			—		1,259,612
GROSS PROFIT	1,159,489	198,492	(15,656)			—		1,342,325
OPERATING EXPENSES:
Personnel Costs	495,411	80,257	—			—		575,668
Other Operating Expenses, Net	433,310	65,362	15,790	6(c)		—		514,462
Provision for Lease Merchandise Write-Offs	67,888	—	—			—		67,888
Restructuring Expenses, Net	9,218	—	—			—		9,218
Separation Costs	6,732	—	—			—		6,732
Acquisition-Related Costs	1,181	380	12,132	6(d)	—	—		13,693
	1,013,740	145,999	27,922			—		1,187,661
OPERATING PROFIT	145,749	52,493	(43,578)			—		154,664
Interest Expense	(1,460)	(499)	499	6(e)		(8,233)	6(f)	(9,693)
Other Non-Operating Income, Net	1,581	129	(129)	6(g)		—		1,581
EARNINGS BEFORE INCOME TAX EXPENSE	145,870	52,123	(43,208)			(8,233)		146,552
INCOME TAX EXPENSE	35,936	—	2,247	6(h)		(2,075)	6(i)	36,108
NET EARNINGS	$109,934	$52,123	$(45,455)			$(6,158)		$110,444

EARNINGS PER SHARE	$3.33							$3.35
EARNINGS PER SHARE ASSUMING DILUTION	$3.26							$3.28

Weighted Average Shares Outstanding - Basic	32,992							32,992
Weighted Average Shares Outstanding - Diluted	33,722							33,722

THE AARON’S COMPANY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Unaudited)
NOTE 1: BASIS OF PRESENTATION
As stated above, the Pro Forma Financial Information was prepared in accordance with Article 11.
The unaudited pro forma condensed combined balance sheet as of December 31, 2021 is prepared as if the Acquisition and the Financing Transactions had occurred on December 31, 2021 and combines the historical balance sheet of Aaron's as of December 31, 2021, with the historical balance sheet of BrandsMart as of December 25, 2021.
The unaudited pro forma condensed combined statement of earnings for the twelve months ended December 31, 2021 has been prepared as if the Acquisition and Financing Transactions had occurred on January 1, 2021, the first day of Aaron's 2021 fiscal year. The Pro Forma Financial Information combines Aaron's historical consolidated statement of earnings for the year ended December 31, 2021 with BrandsMart's historical consolidated statement of income for the twelve-months ended December 25, 2021.
Aaron's and BrandsMart have different fiscal periods, therefore BrandsMart's historical statement of income for the twelve-month period ended December 25, 2021 was prepared by subtracting the unaudited quarterly consolidated statements of income for the 13 weeks ended December 26, 2020 from the audited consolidated statements of earnings for the 52 weeks ended September 25, 2021, and adding the unaudited quarterly consolidated statements of income for the 13 weeks ended December 25, 2021.
The Acquisition will be accounted for using the Accounting Standards Codification ("ASC") Topic 805, Business Combinations ("ASC 805"). The guidance under this accounting standard requires the allocation of purchase consideration to the fair value of the identified assets acquired and liabilities assumed upon the closing of the Acquisition, with any excess of the purchase consideration over the fair value of the identified assets acquired and liabilities assumed being recognized as goodwill.
The historical financial statements were prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain reclassifications were made to align BrandsMart's financial statement presentation with that of Aaron's and certain adjustments have been made to conform known differences in BrandsMart's significant accounting policies with those of Aaron's. The reclassifications and accounting policy conformity adjustments are further described in the notes below.
Summary of Significant Accounting Policies
The Pro Forma Financial Information presented reflects the significant accounting policies of Aaron's as described in the 2021 Annual Report with the exception of the adoption of ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. Under this new standard, deferred revenue contracts are measured pursuant to ASC Topic 606, Revenue from Contracts with Customers, rather than its assumed acquisition date fair value. Aaron's early adopted this standard on April 1, 2022, and therefore will account for the Acquisition under this new standard. The adoption of the standard will have no retrospective impact to the Company's historical consolidated financial statements.
Leases
The historical results of BrandsMart as of December 25, 2021 accounted for leasing activities as a lessee, which consist primarily of real estate and equipment leases under ASC 840, Leases, as ASU 2016-02, Leases ("ASC 842") was not yet effective for BrandsMart as a private company. The ASC 842 adoption date is assumed to be December 31, 2021 for the unaudited condensed combined pro forma balance sheet and January 1, 2021 for the unaudited pro forma condensed combined statement of earnings. Aaron's adopted ASC 842 as of January 1, 2019. The adoption of ASC 842 requires companies to recognize an operating lease right-of-use asset and corresponding operating lease liability associated with its operating leases. BrandsMart's adoption of ASC 842, and the related preliminary purchase accounting adjustments, resulted in the recognition of $132.7 million of operating lease right-of-use assets and $139.1 million of operating lease liabilities.
We are not currently aware of any material differences between the accounting policies of the two companies other than the difference noted above. Additional differences between accounting policies, if identified in the future, could have a material impact on the Pro Forma Financial Information presented herein.
NOTE 2: RECLASSIFICATIONS
The tables below summarize certain reclassifications made to the BrandsMart unaudited historical consolidated balance sheet and statement of income in order to align BrandsMart’s presentation with that of Aaron's. Additionally, certain reclassifications were made to the Aaron's historical audited consolidated statement of earnings for the year ended December 31, 2021 to conform with Aaron's financial statement presentation subsequent to the Acquisition.

THE AARON’S COMPANY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Unaudited)
BrandsMart’s Unaudited Reclassified Consolidated Balance Sheet as of December 25, 2021 (in thousands):

Presentation in BrandsMart's Historical Consolidated Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	BrandsMart before Reclassifications	Reclassified amounts		BrandsMart as Reclassified
Cash and Cash Equivalents	Cash and Cash Equivalents	$121,945	$—		$121,945
Marketable Securities		12,689	(12,689)	A	—
Prepaid Expenses and Other Current Assets		2,345	(2,345)	A	—
Certificate of Deposits		5,000	(5,000)	A	—
Restricted Cash		2,500	(2,500)	A	—
Other Assets		5,290	(5,290)	A	—
	Prepaid Expenses and Other Assets	—	27,824	A	27,824
Receivables		1,187	(1,187)	B	—
Due from Vendors		16,660	(16,660)	B	—
	Accounts Receivable, Net	—	17,847	B	17,847
Merchandise Inventories	Merchandise Inventories, Net	102,705	—		102,705
Property and Equipment, Net	Property, Plant and Equipment, Net	93,719	—		93,719
Total Assets		$364,040	—		$364,040
Liabilities and Stockholders' Equity
Inventory Loan Payable		19,604	(19,604)	C	—
Subordinated Debt - Stockholders		26,503	(26,503)	C	—
Capital Improvement Obligations		333	(333)	C	—
	Debt	—	46,440	C	46,440
Accounts Payable		28,683	(28,683)	D	—
Accrued Expenses		20,742	(20,742)	D	—
	Accounts Payable and Accrued Expenses	—	49,425	D	49,425
Deferred Revenue		27,894	(27,894)	E	—
	Customer Deposits and Advance Payments	—	27,894	E	27,894
Stockholders' Equity		240,281	(240,281)	F	—
	Common Stock	—	10	F	10
	Additional Paid-in Capital	—	10,837	F	10,837
	Retained Earnings	—	229,434	F	229,434
Total Liabilities and Stockholders' Equity		$364,040	—		$364,040
(A) Reclassification of "Marketable Securities", "Prepaid expenses and other current assets", "Certificate of Deposits", "Restricted Cash", and "Other Assets" to "Prepaid Expenses and Other Assets."
(B) Reclassification of "Due from Vendors" and "Receivables" to "Accounts Receivable, Net."
(C) Reclassification of "Inventory Loan Payable", "Capital Improvement Obligations" and "Subordinated Debt - Stockholders" to "Debt."
(D) Reclassification of "Accounts Payable", and "Accrued expenses" to "Accounts Payable and Accrued Expenses."
(E) Reclassification of "Deferred Revenue" to "Customer Deposits and Advance Payments."
(F) Disaggregation of BrandsMart's "Stockholders' Equity" into "Common Stock", "Additional Paid-in Capital" and "Retained Earnings."

THE AARON’S COMPANY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Unaudited)
BrandsMart’s Unaudited Reclassified Condensed Statement of Earnings for the twelve months ended December 25, 2021 (in thousands):

Presentation in BrandsMart's Historical Consolidated Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	BrandsMart before Reclassifications	Reclassified amounts		BrandsMart as Reclassified
Revenues		$756,735	$(756,735)	A	$—
	Retail Sales	—	756,433	A	756,433
	Franchise Royalties and Other Revenues	—	1,936	A,F	1,936
Cost of Revenues		559,877	(559,877)	B	—
	Retail Cost of Sales	—	559,877	B	559,877
Gross Profit		196,858	1,634		198,492
Selling, General and Administrative Expenses		146,174	(146,174)	C	—
	Personnel Costs	—	80,257	C	80,257
	Other Operating Expenses, Net	—	65,362	C,D,F	65,362
	Acquisition-Related Costs	—	380	C	380
Income before Other Income (Expenses)		50,684	1,809		52,493
Other Income (Expenses)
Litigation Settlements, Net		31	(31)	D	—
Interest Expense - Related Parties		(412)	412	E	—
Interest Expense - Other		(87)	87	E	—
	Interest Expense	—	(499)	E	(499)
Rental Income, Net		1,778	(1,778)	F	—
Interest Income		129	(129)	G	—
	Other Non-Operating Income, Net	—	129	G	129
Total Other Income		1,439	(1,809)		(370)
Net Income		$52,123	—		$52,123
(A) Disaggregation of BrandsMart's "Revenues" into "Retail Sales" and "Franchise Royalties and Other Revenues."
(B) Reclassification of "Cost of Revenues" to "Retail Cost of Sales."
(C) Disaggregation of "Selling, General and Administrative Expenses" into "Personnel Costs", "Other Operating Expenses, Net" and "Acquisition-Related Costs."
(D) Reclassification of net gains within "Litigation Settlements, Net" to a reduction in "Other Operating Expenses, Net."
(E) Reclassification of "Interest Expense - Related Parties" and "Interest Expense - Other" to "Interest Expense."
(F) Reclassification of "Rental Income, Net" to "Franchise Royalties and Other Revenues" and a reduction to "Other Operating Expenses, Net."
(G) Reclassification of "Interest Income" to "Other Non-Operating Income, Net."

THE AARON’S COMPANY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Unaudited)
Aaron’s Reclassified Consolidated Statement of Earnings for the year ended December 31, 2021 (in thousands):

Presentation in Aaron's Historical Consolidated Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Aaron's before Reclassifications	Reclassified amounts		Aaron's as Reclassified
Lease and Retail Revenues		$1,691,057	$(1,691,057)	A	$—
	Lease Revenues and Fees	—	1,633,489	A	1,633,489
	Retail Sales	—	57,568	A	57,568
Cost of Lease and Retail Revenues		569,892	(569,892)	B	—
	Depreciation of Lease Merchandise and Other Lease Revenue Costs	—	531,859	B	531,859
	Retail Cost of Sales	—	38,033	B	38,033
Other Operating Expenses, Net		434,491	(1,181)	C	433,310
	Acquisition-Related Costs		1,181		1,181
(A) Disaggregation of Aaron's "Lease and Retail Revenues" into "Lease Revenues and Fees" and "Retail Sales."
(B) Disaggregation of Aaron's "Cost of Lease and Retail Revenues" into "Depreciation of Lease Merchandise and Other Lease Revenue Costs" and "Retail Costs of Sales."
(C) Reclassification of $1.2 million of acquisition-related costs classified as "Other Operating Expenses, Net" to "Acquisition-Related Costs". During the three months ended March 31, 2022, the Company updated its presentation to separately present "Acquisition-Related Costs" in the statements of earnings.
NOTE 3: CONSIDERATION TRANSFERRED

The following table summarizes the consideration transferred to acquire BrandsMart assuming the Acquisition occurred on December 31, 2021 (in thousands):

Cash Consideration to BrandsMart	$230,000
Acquired Cash	31,945
Estimated Excess Working Capital, net of Cash	13,754
Off-Market Lease Agreement[1]	6,823
Total Purchase Consideration[2]	$282,522

Cash Acquired	31,945
Total Purchase Consideration, Net of Cash Acquired[2]	$250,577
1 Effective as of the Acquisition Date, the Company entered into lease agreements for six store locations retained by the sellers of BrandsMart. The agreement includes initial terms of ten years, with options to renew. The annual rent is considered to be above market. The value of the off-market element of the lease agreements has been included in consideration transferred and as a reduction to the operating lease right-of-use-asset.
2 The amounts in the table above were determined as if the Acquisition and Financing Transactions were completed on December 31, 2021. The preliminary purchase consideration as of the Acquisition Date of April 1, 2022 is $270.4 million, net of cash acquired of $15.9 million. The preliminary purchase consideration also includes an estimated working capital adjustment of $33.5 million.
NOTE 4: FAIR VALUE ESTIMATE OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
The unaudited pro forma condensed combined balance sheet as of December 31, 2021 has been adjusted to reflect the preliminary allocation of purchase price to identifiable assets acquired and liabilities assumed related to BrandsMart, with the excess recorded as goodwill.

THE AARON’S COMPANY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Unaudited)
The table below represents a preliminary allocation of the purchase consideration to BrandsMart’s tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimate of their respective fair values as if the Acquisition and Financing Transactions were completed on December 31, 2021. At the time of this filing, the Company has not completed its evaluation of the fair value of assets acquired and liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at their acquisition date fair value reflect the best estimates of the Company based on the information currently available and are subject to change once additional analyses and ongoing valuation work are completed. The acquisition accounting and related depreciation and amortization adjustments reflected in the Pro Forma Financial Information have been made solely for the purpose of preparing these statements and are subject to change. Such changes could result in a material change to the Pro Forma Financial Information presented herein.

(In Thousands)
Total Purchase Consideration, Net of Cash Acquired	$250,577

Preliminary Allocation to Estimated Fair Value of Asset and Liabilities
Accounts Receivable	17,847
Merchandise Inventories	116,425
Property, Plant and Equipment	22,106
Operating Lease Right-of-Use Assets	139,569
Other Intangibles	116,050
Prepaid Expenses and Other Assets[1]	5,151
Total Assets Acquired	$417,148

Accounts Payable and Accrued Expenses	45,381
Customer Deposits and Advance Payments	27,386
Operating Lease Liabilities	139,110
Debt	19,604
Total Liabilities Assumed	231,481

Net Assets Acquired	185,667
Goodwill	64,910
Total Estimated Fair Value of Net Assets Acquired	$250,577
1Includes restricted cash of $2.5 million held as collateral for BrandsMart's workers' compensation and general liability insurance policies.
NOTE 5: ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As stated above, the unaudited pro forma condensed combined balance sheet as of December 31, 2021 is prepared as if the Acquisition and the Financing Transactions had occurred on December 31, 2021 and combines the historical balance sheet of Aaron's as of December 31, 2021, with the historical balance sheet of BrandsMart as of December 25, 2021.
(a) Cash and Cash Equivalents - Transaction Accounting Adjustments - Acquisition
Reflects the adjustment to incorporate the estimated effects of the following inflows and outflows as a result of the Acquisition:

(in thousands)
Cash Consideration to the BrandsMart Sellers	$(275,699)
Cash Distribution to BrandsMart Stockholders[1]	(90,000)
Total Transaction Accounting Adjustments - Acquisition	$(365,699)
1 Represents the cash distribution to the holders of BrandsMart common stock in the aggregate amount of $90.0 million immediately prior to the effective time of the Acquisition.

THE AARON’S COMPANY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Unaudited)
(b) Cash and Cash Equivalents - Transaction Accounting Adjustments - Financing
Reflects the increase in cash from the proceeds received from the Term Loan and Revolving Facility, net of debt issuance costs paid in connection with the Financing Transactions, and the extinguishment of the outstanding balance and accrued interest of the Previous Credit Facility as of December 31, 2021.

(in thousands)
Proceeds from Term Loan	$175,000
Proceeds from Revolving Facility	116,700
Debt Issuance Costs Incurred Related to Term Loan	(874)
Debt Issuance Costs Incurred Related to Revolving Facility (classified as an asset)	(1,884)
Repayment of Previous Credit Facility	(10,000)
Repayment of Accrued Interest on Previous Credit Facility	(14)
Total Transaction Accounting Adjustments - Financing	$278,928
(c) Merchandise Inventories, Net
Represents an adjustment to the December 31, 2021 merchandise inventories balance to account for the preliminary adjustment to fair value of the inventory as of the Acquisition Date. The preliminary fair value adjustment to merchandise inventories was determined based on the estimated selling prices, less selling costs, and adjustments to allow for a normal profit margin on the estimated selling costs.
(d) Property, Plant and Equipment, Net
Represents the adjustments made to remove property, plant and equipment included in BrandsMart's historical results that were not acquired by the Company on the Acquisition Date, including six store locations which were retained by the seller as described in Note 3, as well as the pro forma accounting adjustment to adjust the acquired property, plant and equipment to its preliminary fair value.

(in thousands)
Remove Net Book Value of Property, Plant and Equipment Not Acquired	$(75,022)
Purchase Accounting Adjustment to Preliminary Acquisition Date Fair Value	3,409
Total Transaction Accounting Adjustments - Acquisition	$(71,613)
The preliminary fair value amounts assigned to the acquired assets as well as the associated weighted average useful lives are as follows:

(in thousands)	Preliminary Fair Value	Weighted Average Useful Lives (in Years)
Furniture and Fixtures	$922	2.0
Leasehold Improvements	10,121	7.0
Machinery and Equipment	5,625	4.0
Software	1,035	1.0
Construction in Progress (CIP)	4,403	N/A
Total Preliminary Fair Value of Acquired Property, Plant and Equipment, Net	$22,106
(e) Operating Lease Right-of-Use Assets and Operating Lease Liabilities
Represents an adjustment to reflect the estimated impact of the adoption of ASC 842 as of December 31, 2021 for BrandsMart's leases that were assumed by the Company as part of the Acquisition, an adjustment to recognize the operating lease right-of-use assets and operating lease liabilities for new operating leases entered into as part of the Acquisition, and preliminary fair value adjustments related to off-market leases.

THE AARON’S COMPANY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Unaudited)

Operating Lease Right-of-Use Assets (in thousands)
ASC 842 Adoption Pro Forma Adjustment for Operating Leases That Were Assumed as Part of the Acquisition	$56,075
Acquisition-Related Operating Lease Right-of-Use Assets Obtained in Exchange for New Operating Lease Liabilities	83,317
Preliminary Fair Value Adjustment Related to Off-Market Leases	(6,646)
Total Transaction Accounting Adjustments - Acquisition	$132,746

Operating Lease Liabilities (in thousands)
ASC 842 Adoption Pro Forma Adjustment for Operating Leases That Were Assumed as Part of the Acquisition	$55,793
Acquisition-Related Operating Lease Liabilities Assumed in Exchange for New Operating Lease Right-of-Use Assets	83,317
Total Transaction Accounting Adjustments - Acquisition	$139,110
(f) Goodwill
Represents the excess of the preliminary purchase consideration over the preliminary fair value of the assets acquired and the liabilities assumed from the Acquisition. Goodwill will be tested for impairment annually and whenever events or circumstances have occurred that may indicate a possible impairment.
(g) Other Intangibles, Net
Represents the preliminary fair value and resulting purchase accounting adjustments to other intangibles. The preliminary amounts assigned to intangible assets and the estimated average useful lives are as follows:

(in thousands)	Preliminary Fair Value	Weighted Average Useful Life (in years)
Trade Names	$101,000	20.0
Non-Compete Agreements	250	3.0
Customer List	14,800	4.0
Total Transaction Accounting Adjustments - Acquisition	$116,050
(h) Prepaid Expenses and Other Assets - Transaction Accounting Adjustments - Acquisition
Represents the pro forma transaction adjustments made to remove certain prepaid expenses and other assets included in BrandsMart's historical results that were not acquired by the Company as well as prepaid rent that was reclassified as part of the adoption of ASC 842.
(i) Prepaid Expenses and Other Assets - Transaction Accounting Adjustments - Financing
Represents the addition of unamortized debt issuance costs incurred related to the Revolving Facility and the extinguishment of certain unamortized debt issuance costs related to the Previous Credit Facility.

(in thousands)
Debt Issuance Costs Incurred Related to Revolving Facility (classified as an asset)	$1,884
Unamortized Debt Issuance Costs Under Previous Credit Facility Written Off	(82)
Total Transaction Accounting Adjustments - Financing	$1,802

THE AARON’S COMPANY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Unaudited)
(j) Accounts Payable and Accrued Expenses - Transaction Accounting Adjustments - Acquisition
Represents the adjustments made to remove deferred rent, accrue for additional Acquisition-related costs incurred subsequent to December 31, 2021, accrue for compensation costs incurred subsequent to December 31, 2021 related to the Acquisition, and remove certain accrued expenses that were not acquired as part of the Acquisition.

(in thousands)
Removal of deferred rent	$(6,348)
Transaction Cost Adjustment	8,970
Compensation Arrangement	2,500
Other Adjustments	(196)
Total Transaction Accounting Adjustments - Acquisition	$4,926
(k) Accounts Payable and Accrued Expenses - Transaction Accounting Adjustments - Financing
Reflects the removal of the accrued interest balance as of December 31, 2021 that was related to the Previous Credit Facility.
(l) Customer Deposits and Advance Payments
Represents the pro forma transaction adjustment made to remove certain deferred revenue balances included in BrandsMart's historical results that were related to certain revenue-generating assets not acquired by the Company.
(m) Debt - Transaction Accounting Adjustments - Acquisition
Represents the pro forma transaction adjustments made to remove certain debt balances included in BrandsMart's historical results that were not assumed by the Company on the Acquisition Date.
(n) Debt - Transaction Accounting Adjustments - Financing
On April 1, 2022, the Company refinanced all outstanding obligations under the Previous Credit Facility and entered into a new Credit Facility. The Company borrowed $175.0 million under the Term Loan and approximately $116.7 million under the Revolving Facility to finance the purchase price of the Acquisition. Although the Company did not have any debt outstanding under the Previous Credit Facility on the closing date of the Acquisition, the Company's historical financial results presented in the audited consolidated financial statements as of December 31, 2021 included $10.0 million of outstanding borrowings under the Previous Credit Facility. This debt was removed from the unaudited pro forma condensed combined balance sheet presented, along with the related interest payable and certain unamortized debt issuance costs associated with the Previous Credit Facility that were considered to be extinguished.

(in thousands)
Proceeds from Term Loan	$175,000
Proceeds from Revolving Facility	116,700
Debt Issuance Costs related to Term Loan (classified as a reduction to debt)[1]	(874)
Net Proceeds from the Credit Facility	290,826
Removal of Debt under Previous Credit Facility	(10,000)
Total Transaction Accounting Adjustments - Financing	$280,826

(o) Common Stock and Additional Paid-in Capital

Represents the elimination of BrandsMart's historical equity balances as of December 31, 2021.

(p) Retained Earnings - Transaction Accounting Adjustments - Acquisition

The pro forma adjustments to "Retained Earnings" include the elimination of BrandsMart's historical retained earnings as of December 31, 2021 and the impact of additional accruals related to Acquisition-related costs and compensation arrangements incurred by the Company.

THE AARON’S COMPANY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Unaudited)

(in thousands)
Elimination of BrandsMart's historical Retained Earnings balance as of December 31, 2021	$(229,434)
Additional transaction costs incurred by the Company subsequent to December 31, 2021	(8,970)
Total Transaction Accounting Adjustments - Acquisition	$(238,404)
(q) Retained Earnings - Transaction Accounting Adjustments - Financing
Represents the pro forma adjustment to "Retained Earnings" related to the write-off of unamortized debt issuance costs under the Previous Credit Facility as of December 31, 2021.
NOTE 6: ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
As stated above, the unaudited pro forma condensed combined statement of earnings for the twelve months ended December 31, 2021 has been prepared as if the Acquisition and Financing Transactions had occurred on January 1, 2021, the first day of Aaron's 2021 fiscal year. The Pro Forma Financial Information combines Aaron's historical consolidated statement of earnings for the year ended December 31, 2021 with BrandsMart's historical consolidated statement of income for the twelve-months ended December 25, 2021.

(a) Franchise Royalties and Other Revenues
Represents the pro forma transaction adjustments made to remove the impact of certain real estate-related revenue-generating activities included in BrandsMart's historical results that will not be realized after the Acquisition as the related assets were not acquired by the Company on the Acquisition Date.
(b) Retail Cost of Sales
Represents an adjustment of $13.7 million to increase the retail cost of sales related to the preliminary fair value of the acquired inventory, as described in note 5(c). These non-cash charges will not affect the Company's statement of earnings beyond twelve months after the Acquisition Date.

(c) Other Operating Expenses, Net

Represents the earnings impact from certain assets and liabilities that were removed from the Pro Forma Financial Information as such assets and liabilities were not acquired by the Company on the Acquisition Date, the impact to earnings resulting from preliminary fair value adjustments related to acquired tangible assets, amortization expense from the newly acquired intangible assets, as well as incremental rent expense from the new and assumed operating leases.

(in thousands)
Earnings Impact from removed Assets and Liabilities not acquired	$(3,051)
Incremental Depreciation Expense related to preliminary Property, Plant and Equipment, Net fair value adjustment	574
Amortization of Newly Acquired Intangibles	8,833
Incremental Rent Expense from new and assumed operating leases	9,434
Total Transaction Accounting Adjustments - Acquisition	$15,790

(d) Acquisition-Related Costs

The pro forma adjustments to Acquisition-related costs includes $9.0 million for additional Acquisition-related transaction costs incurred subsequent to December 31, 2021 and an additional $3.1 million for Acquisition-related costs related to compensation arrangements. Acquisition-related costs that will affect the Company's income statement beyond twelve months after the Acquisition Date are not expected to be material.

THE AARON’S COMPANY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Unaudited)
(e) Interest Expense - Transaction Accounting Adjustments - Acquisition

Reflects the removal of interest expense that was incurred by BrandsMart for certain obligations outstanding as of December 31, 2021 that were not assumed as part of the Acquisition.

(f) Interest Expense - Transaction Accounting Adjustments - Financing

Reflects the interest resulting from the new debt incurred under the Term Loan and Revolving Facility to finance the Acquisition, amortization of the new debt issuance costs incurred under the Term Loan and Revolving Facility, as well as the elimination of the historical interest expense and extinguishment of certain unamortized debt issuance costs associated with the Previous Credit Facility for the year ended December 31, 2021. For purposes of preparing this pro forma adjustment, an interest rate of 2.824% was applied to the Term Loan and Revolving Facility, which represents the variable rate in effect as of a date reasonably close to the filing date of this Pro Forma Financial Information. Based on a sensitivity analysis that was performed, a 0.125% change in the interest rate applied to the Term Loan and drawdown from the Revolver would have impacted the total pro forma interest expense by $0.4 million.

(in thousands)
Record Interest on Debt incurred under Term Loan and Revolving Facility	$(8,707)
Amortization of Debt Issuance Costs incurred under Revolving Facility	(889)
Elimination of interest expense under Previous Credit Facility	1,460
Extinguishment of Certain Unamortized Fees under Previous Credit Facility	(97)
Total Transaction Accounting Adjustments - Financing	$(8,233)

(g) Other Non-Operating Income, Net

Reflects the removal of interest income that was earned by BrandsMart related to certain interest-bearing assets as of December 31, 2021 that were not acquired as part of the Acquisition.

(h) Income Tax Expense - Transaction Accounting Adjustments - Acquisition

Upon completion of the Acquisition, BrandsMart converted from an S-corporation to a C-corporation for tax purposes and is therefore subject to federal and state income taxes. Subsequent to the Acquisition, BrandsMart's consolidated operating results will be included in the Company's consolidated U.S. federal and various state income tax returns. For the purposes of the Pro Forma Financial Information, income tax expense has been recorded using a rate of 25.2%, which represents a blended statutory income tax rate as if the Company filed tax returns including BrandsMart's results with the historical results of Aaron's and which also approximates the estimated pro forma effective tax rate. The actual effective tax rate of the consolidated Company could be significantly different as the activities of the Company are integrated. The table below shows the breakout of the pro forma adjustments related to income tax expense for the year ended December 31, 2021.

(in thousands)
Record income tax expense on BrandsMart's earnings before income taxes	$13,135
Record income tax expense on pro forma adjustments	(10,888)
Total Transaction Accounting Adjustments - Acquisition	$2,247

(i) Income Tax Expense - Transaction Accounting Adjustments - Financing

Adjustment represents the income tax benefit related to the Financing Transactions made to the statement of earnings based on a statutory tax rate of 25.2%. The actual effective tax rate of the consolidated Company could be significantly different as the activities of the Company are integrated.